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                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY

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
                                                                                             JURISDICTION OF
NAME                                                                                          INCORPORATION
--------------------------------------------------------------------------------------  --------------------------
P.E.G. Reinsurance Company, Ltd.                                                                    Bermuda
Preferred Employers Group, Inc.                                                                     Florida
Preferred Healthcare Staffing, Inc.                                                                Delaware
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